UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 20, 2013 (June 14, 2013)

GeoMet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32960	76-0662382
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

909 Fannin, Suite 1850

Houston, Texas, 77010

(Address of principal executive offices)

(713) 659-3855

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 — Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 14, 2013, GeoMet, Inc. (the “Company”) closed the previously announced sale of all of its coal bed methane properties located in the state of Alabama to Saga Resource Partners LLC. The sale resulted in net proceeds of approximately $62.0 million after normal and customary purchase price adjustments of $1.2 million to account for net cash flows from the effective date to the closing date. Simultaneously with the close of the property sale, approximately $57.0 million was used to repay outstanding borrowings under the Company’s Credit Agreement and $5.0 million was held in reserve to pay transaction related costs and expenses, including the liquidation of certain natural gas hedge positions.

A copy of the purchase and sale agreement was filed as Exhibit 10.2 to our Report on Form 8-K filed May 7, 2013 and is incorporated herein by reference. Pro forma financial information with respect to the sale is provided in Item 9.01 to this Current Report on Form 8-K.

SECTION 8 — Other Events

Item 8.01.  Other Events.

On June 17, 2013, the Company issued a press release announcing the closing of the previously announced sale of all of its coal bed methane properties located in the state of Alabama. The sale resulted in net proceeds of approximately $62.0 million after normal and customary purchase price adjustments of $1.2 million to account for net cash flows from the effective date to the closing date. Simultaneously with the close of the property sale, approximately $57.0 million was used to repay outstanding borrowings under the Company’s Credit Agreement and $5.0 million was held in reserve to pay transaction related costs and expenses, including the liquidation of certain natural gas hedge positions. After this repayment, borrowings outstanding under the Credit Agreement totaled $77.0 million and such amount has been established as the new borrowing base. In connection with this repayment the non-conforming “Tranche B” portion of total outstanding borrowings, which has existed since August 2012, has been eliminated and the Company no longer has a borrowing base deficiency under the Credit Agreement. The next scheduled borrowing base determination is expected to occur on or around December 15, 2013 and will be based on the Company’s reserves at June 30, 2013. The Credit Agreement continues to have a termination date of April 1, 2014.

A copy of the press release dated June 17, 2013 announcing the closing of the sale is filed as Exhibit 99.1 and is incorporated herein by reference.

SECTION 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Title of Document

10.1

Asset Purchase Agreement among GeoMet, Inc., Seller, GeoMet Operating Company, Inc., Operator and Saga Resource Partners LLC, Buyer, dated May 3, 2013 (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed on May 7, 2013).

99.1	Press release dated June 17, 2013.

99.2

Unaudited pro forma condensed consolidated financial statements and accompanying notes of GeoMet, Inc. and Subsidiaries as of and for the three months ended March 31, 2013 and for the year ended December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoMet, Inc.
(Registrant)

Dated: June 20, 2013	By:	/s/ Tony Oviedo
	Name:	Tony Oviedo
	Title:	Senior Vice President, Chief Financial Officer,
Chief Accounting Officer and Controller

Exhibit Index

Exhibit Number	Title of Document

10.1

Asset Purchase Agreement among GeoMet, Inc., Seller, GeoMet Operating Company, Inc., Operator and Saga Resource Partners LLC, Buyer, dated May 3, 2013 (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed on May 7, 2013).

99.1	Press release dated June 17, 2013.

99.2

Unaudited pro forma condensed consolidated financial statements and accompanying notes of GeoMet, Inc. and Subsidiaries as of and for the three months ended March 31, 2013 and for the year ended December 31, 2012.